                                                                      EXHIBIT 21

                                  EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


             Name                            Jurisdiction of Incorporation
             ----                            -----------------------------
     Paisano Publications, Inc.                     California
     Easyriders Franchising, Inc.                   California
     Teresi, Inc.                                   California
     Associated Rodeo Riders on Wheels, Inc.        California
     Easyriders of Columbus, Inc.                   Ohio
     Bros. Club, Inc.                               California
     M&B Restaurants, L.C.                          Texas
     Newriders, Inc.                                Nevada
     Easyriders Licensing, Inc.                     California